EXHIBIT 10.17

LEASE AGREEMENT

     THIS LEASE AGREEMENT (“Lease”) is made as of the 1st day of June, 2002, by and between RICHARD B. and WENDY A. BOYER (“Lessor”), and EXCHANGE UNDERWRITERS, INC., a Pennsylvania corporation (“Tenant”).

WITNESSETH:

     WHEREAS, in consideration of the rents, covenants and agreements hereinafter set forth, the parties hereto do enter into the following agreement:

ARTICLE 1
LEASED PREMISES AND TERM

     1.1 Leased Premises.

          Lessor hereby leases to Tenant, and Tenant hereby rents from Lessor, all of the following property owned by Lessor and located in Canonsburg, Washington County, Pennsylvania: (i) all that certain lot on which the Building (as defined below) is located, as more fully described on Exhibit A attached hereto (the “Land”), and (ii) that certain office building known and numbered as 121 West Pike Street, Canonsburg, Pennsylvania (the “Building and collectively with the Land. the “Premises”).

     1.2 Lease Term.

          The term of this Lease shall commence on June 1, 2002 and shall end on May 31, 2007 (the “Lease Term”). Tenant shall have the option to renew the Lease for one additional five (5)-year period, upon all of the terms set forth herein, but at a market rental determined by an independent qualified real estate appraiser, the expense of which shall be equally shared by Lessor and Tenant. Tenant shall exercise the option by giving Lessor written notice thereof at least ninety (90) days prior to the expiration of the initial five-year term.

ARTICLE 2
RENT

     2.1 Minimum Rent.

     During the initial five-year Lease Term, Tenant covenants and agrees to pay to Lessor, without notice, demand, counterclaim or setoff, at Lessor’s address for notices specified herein, as rent (“Minimum Monthly Rent”) for the Premises an amount equal to One Thousand Four Hundred Thirty-Five and 16/100 ($1,435.16) per month. Minimum Monthly Rent shall be payable in advance of the first day of the Lease Term and on the first day of each and every calendar month thereafter during the Lease Term. The payment shall be proratably reduced in the case of any partial calendar month for which such payment is made.

     2.2 Miscellaneous Rent Provisions.

          All Minimum Monthly Rent payments and all other amounts to be paid by Tenant hereunder (“Additional Rent”) which are not paid within five (5) days of the date thereof shall be subject to late charge of five percent (5%) of the amount due.

     2.3 Real Estate Taxes.

          Lessor shall, throughout the Lease Term, pay all real estate taxes (as hereinafter defined) assessed or imposed upon the Premises.

     2.4 Lessor’s Expenses.

          If Lessor pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, or incurs any expense (including, but not limited to, attorneys’ fees and court costs) as a result of Tenant’s failure to perform any of Tenant’s obligations under this Lease, all amounts so paid or incurred shall. after five (5),days’ notice to Tenant, be considered Additional Rent payable by Tenant with the first Minimum Monthly Rent installment thereafter becoming due and payable, and may be collected as provided by law in the case of rent.

ARTICLE 3
UTILITIES

     Tenant shall pay as Additional Rent hereunder all charges for steam. electricity. gas, water, sewer, telephone service and other utilities furnished to the Premises, whether furnished by Lessor or directly by a utility company. Tenant covenants that all such charges shall be promptly paid directly to the providers of such services when due and shall indemnify and hold Lessor harmless from any fees, charges or assessments by any such utility company. In the event that Lessor is required to pay any utility service fees for the Premises, such fees shall be deemed Additional Rent hereunder.

ARTICLE 4
CONDUCT OF BUSINESS BY TENANT

     4.1 Use of Premises.

          The Premises shall be occupied and used by Tenant solely as office space, and Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose.

     4.2 Operation by Tenant.

          Tenant covenants and agrees that it will: store garbage, trash, rubbish and other refuse in proper waste containers on the Premises, and remove the same frequently and regularly and, if directed by Lessor, by such means and methods and at such times and intervals as are designated by Lessor. all at Tenant’s cost; not permit any objectionable advertising medium visible or audible outside the Premises: keep all mechanical equipment in good working order and condition; not commit or permit waste or nuisance upon the Premises, not permit or cause unpleasant odors or unreasonable noise to emanate or be dispelled from the Premises; comply with all laws, ordinances, rules and regulations of governmental, public, private and other authorities and agencies with respect to the use or occupancy of the Premises, and including but not limited to the Williams-Steiger Occupational Safety and Health Act; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; not place a load on any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry.

     4.3 Painting, Decorating, Displays, Alterations.

          Tenant will not, without Lessor’s prior written consent, paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Lessor’s approval and restore the Premises to an acceptable condition or take such other action with respect thereto as Lessor directs.

     4.4 Liability of Lessor.

          Lessor shall not be liable to Tenant or to Tenant’s employees, agents, licensees, invitees or visitors, or to any other person whomsoever. for (i) any injury or damage to person or property occurring in. on, over or under the Premises or any part thereof; whether arising from latent or patent defects, or from repair or defect in or failure of: pipes or wiring, or the backing up of drains or the bursting or leaking of pipes. faucets, and plumbing fixtures. or gas. water, steam. electricity or oil leaking, escaping, or flowing into the Premises, unless caused by the negligence or willful misconduct of Lessor; or (ii) any loss or damage to any property or person occasioned by theft, fire, act of God. public enemy, injunction, riot, insurrection, war. court order. requisition, or order of governmental authority, or any other matter beyond the control of Lessor. Tenant agrees that all personal property upon the Premises shall be at the risk of Tenant only, and that Lessor shall not be liable for any damage thereto or theft thereof.

     4.5 Tenant’s Indemnification of Lessor.

          Tenant agrees that it will indemnify and hold and save Lessor whole and harmless of, from and against (i) all fines, suits, loss, cost, liability, claims, demands. actions. and judgments of every kind and character by reason of any breach, violation, or nonperformance of any term, provision, covenant, agreement, or condition on the part of Tenant hereunder; and (ii) all claims, demands, actions, damages, loss, cost, liabilities, expenses, and judgments suffered by, recovered from or asserted against Lessor on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of. or be caused, either proximately or remotely, wholly or in part, by an act, omission, negligence, or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees, or invitees or of any other person entering upon the Premises under or with the express or implied invitation or permission of Tenant or when any such injury or damage is the result, proximate or remote, of the violation by Tenant or any of its agents. servants, employees, contractors, patrons, guests. licensees, or invitees of any law, ordinance, or governmental order of any kind, or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, contractors, patrons, guests, licensees, or invitees, of the Premises.

     4.6 Certain Rights Reserved By Lessor.

          Lessor shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent:

          A. To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed or added without the prior written consent of Lessor.

          B. To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

ARTICLE 5
MAINTENANCE OF LEASED PREMISES

     5.1 Repairs.

          Lessor shall be responsible for major structural repairs to the Premises (such as roof. exterior walls, foundation and parking areas) and, unless this Lease is terminated pursuant to Section 5.4 below, repairs and replacements necessitated by fire and other casualties. All other repairs (including, without limitation, repairs to the principal systems relating to the Premises, such as HVAC, plumbing and electrical) shall be the responsibility of Tenant.

     5.2 Maintenance by Tenant.

          Except as otherwise provided in Section 5.1 above, Tenant shall at all times keep the Premises (including all entrances. vestibules, sidewalks and outside areas) and all equipment, partitions, window and window frames and moldings, glass, doors, door openers and fixtures in good order, condition and repair and clear, orderly, sanitary and safe. damage by unavoidable casualty excepted (including, but not limited to, doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies). If replacement of equipment. fixtures and appurtenances located therein is necessary, Tenant shall replace the same with new equipment, fixtures and appurtenances, and repair any and all damage done in or by such replacement. Tenant shall maintain the grass and grounds, and keep the sidewalks and outside areas surrounding the Building free from snow, ice, or any other obstructions and maintain said areas in a safe condition. If Tenant fails to perform its obligations hereunder, Lessor may (but shall not be obligated to), after thirty (30) days notice, perform Tenant’s obligations or perform work resulting from Tenant’s acts or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder. If the obligation to be performed is of a nature requiring action before the expiration of thirty (30) days, such notice will not be required.

     5.3 Surrender of Premises.

          At the expiration of the Lease Term, Tenant shall surrender the Premises in the same condition as they were in on the commencement date, reasonable wear and tear and damage by casualty excepted, and deliver all keys for, and all combinations of locks, safes and vaults in, the Premises to Lessor at Lessor’s notice address.

     5.4 Casualty.

          Should the Premises be damaged, destroyed or rendered unfit, wholly or partially, for use and occupancy by fire or other casualty, Lessor shall, at its option, either promptly replace or repair the same, or terminate this Lease, or permit Tenant to replace or repair the same if Tenant should so desire. If the damage is such that restoration within ninety (90) days is not feasible, then Tenant shall have the right to terminate this Lease. Rent shall be proratably abated during any period of restoration.

     5.5 Condemnation.

          If during the Lease Term, all of the Premises should be taken for any public or quasi-public use under any law, ordinance, or regulation or by right of eminent domain, or should the Premises be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of the taking of possession of the Premises by the condemning authority.

          If less than all of the Premises shall be taken for any public or quasi-public use under any law, ordinance or regulation. or by right of eminent domain. or should be sold to the condemning authority under threat of condemnation, at Lessor’s option this Lease shall not terminate, but Lessor shall forthwith at its sole expense restore and reconstruct the Building and other improvements situated on the Premises, provided such restoration and reconstruction shall make the same reasonably tenantable and suitable for the uses for which the Premises are leased. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably.

          In any event, any condemnation award, or purchase price in lieu thereof, for the taking of all or any portion of the Premises shall be the property of Lessor whether such award or purchase price shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, and Tenant hereby assigns to Lessor all its right, title and interest in and to any such award or purchase price. Nothing contained herein. however, shall be deemed to preclude Tenant from obtaining, or to give Lessor any interest in, any award to lessee for moving expenses or for loss of or damage to Tenant’s fixtures, equipment or other property or for damages for cessation or interruption of Tenant’s business.

ARTICLE 6
INSURANCE

     Tenant agrees to carry public liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Lessor as an additional named insured. with terms and companies satisfactory to Lessor, with limits of not less than $1,000,000 for bodily injury, including death, and personal injury for any one occurrence, $500,000 property damage insurance, or a combined single limit of $1,000,000. Tenant’s insurance will include contractual liability coverage recognizing this Lease, and provide that Lessor and Tenant shall be given a minimum of thirty (30) days written notice by the insurer prior to cancellation, termination or reduction in such insurance coverages. Lessor shall carry insurance against fire and other risks of physical loss or damage to the Premises in the amount of the full replacement value thereof. All of the insurance coverages carried by Lessor and Tenant shall waive subrogation with respect to the other party. Each party shall, from time to time upon request, provide the other party with certificates or copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof

ARTICLE 7
ASSIGNMENT, SUBLETTING AND CONCESSIONS

Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor license concessions nor lease departments therein, without the prior written consent of Lessor, which shall not be unreasonably withheld.

ARTICLE 8
DEFAULT BY TENANT

     8.1 Right to Re-Enter.

          The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure of Tenant to pay any Minimum Monthly Rent or Additional Rent within ten (10) days after the due date thereof: (b) any failure by Tenant to perform or observe any of the other terms, provisions, conditions and covenants of this Lease for more than ten (10) days after written notice from Lessor of such failure; (c) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant’s property. or Tenant’s assignment for the benefit of creditors; (d) if Tenant abandons or vacates or ceases to conduct its business on the Premises; (e) this Lease or Tenant’s interest herein or in the Premises are executed upon or attached; or (f) the Premises come into the hands of any person other than as expressly permitted under this Lease, through fault of Tenant. In any such event, Lessor, in addition to all other rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, remove all persons and property from the Premises, store such property at Tenant’s expense, and sell such property if necessary to satisfy any deficiency in payments by Tenant as required hereunder, all without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

     8.2 Acceleration.

          Besides all other rights or remedies it may have by law or in equity, Lessor shall have the right, upon default by Tenant hereunder: (i) to declare all rent and other payments for the entire unexpired term of this Lease at once due and payable and, if not paid forthwith upon Lessor’s demand, then to resort to legal process for collection of all accelerated payments due under this Lease; or (ii) to terminate this Lease and resort to legal process for collection of damages and/or eviction; or (iii) re-enter and attempt to relet without terminating this Lease and remove all persons and property from the Premises, and to remove and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

     8.3 Right to Relet.

          If Lessor re-enters the Premises as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease or it may. from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Lessor in its sole discretion deems advisable: upon each such reletting, all rentals received by Lessor therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant to Lessor; second, to pay any costs and expenses of reletting, including brokers’ and attorneys’ fees and costs of alterations and repairs; third, to rent due hereunder. and the residue, if any, shall be held by Lessor and applied in payment of future rent as it becomes due hereunder. If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder. Tenant shall immediately pay any such deficiency to Lessor. No re-entry or taking possession of the Premises by Lessor shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Lessor.

ARTICLE 9
ACCESS BY LESSOR

     Lessor, its agents and employees, shall have the right to enter the Premises from time to time at reasonable times, in such manner as not to interfere with Tenant’s operations, to examine the same, show them to prospective purchasers and other persons, and make (without any obligation to do so) such repairs, alterations, improvements or additions as Lessor deems desirable. Rent shall not abate while any such repairs, alterations, improvements or additions are being made. In addition, during any apparent emergency, Lessor or its agent may enter the Premises forcibly, and at any time, without liability therefor and without in any manner affecting Tenant’s obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Lessor any obligation, responsibility or liability whatsoever for any care, maintenance or repair. except as otherwise herein expressly provided.

ARTICLE 10
HOLDING OVER, SUCCESSORS

     10.1 Holding Over.

          If Tenant holds over or occupies the Premises beyond the Lease Term, Tenant shall pay Lessor a sum equal to 125% of the Minimum Monthly Rent, prorated for the number of days of such holding over.

     10.2 Successors.

          All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective successors and permitted assigns of the parties. Lessor, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Lessor and its successors and assigns (other than the assignee of Lessor’s interest in this Lease) shall be released from any and all liability thereafter accruing hereunder.

ARTICLE 11
QUIET ENJOYMENT

     If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants. terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Lessor or any person or persons claiming by, through or under Lessor, subject, nevertheless, to the terms and conditions of this Lease.

ARTICLE 12
PURCHASE OPTION

     12.1 Grant of Option.

          At any time during the Lease Term, Tenant shall have the right and option to purchase the Premises, at a price determined in the manner set forth below:

          A. If Tenant wishes to exercise its option, Tenant shall notify Lessor in writing of its interest in purchasing the Premises.

          B. Within thirty (30) days of Lessor’s receipt of such notice, the parties shall either (i) mutually agree upon the value of the Premises, or (ii) mutually agree upon the selection of a certified appraiser to determine such value. In the event that they are unable to so agree, then the Lessor shall appoint one certified appraiser, the Tenant shall appoint another, and the two appraisers so selected shall appoint a third. Each such appraiser shall, within thirty (30) days of his appointment, submit a written appraisal, and the three appraisals shall be averaged. Thereafter, the appraisal which varies the most from the average shall be disregarded, and the remaining two appraisers shall be averaged. The result shall be the value of the Premises.

          C. Within ten (10) days after determination of the value of the Premises (the “Determined Value”). Tenant shall notify Lessor in writing as to whether Tenant wishes to exercise its purchase option at a price equal to the Determined Value. Such notice shall legally bind the Lessor to sell, and the Tenant to purchase, the Premises upon the terms and conditions set forth in Section 12.2 below.

     12.2 Terms of Purchase and Sale.

          The consummation of the purchase and sale of the Premises (the “Closing’’) shall be held under the following conditions:

          A. At the Closing, the purchase price shall be payable to Lessor by certified or cashier’s check or by wire transfer. Tenant shall receive no credit for rent paid to Lessor during the Lease Term.

          B. The Closing shall be held within thirty (30) days of the date of Tenant’s notice to Lessor of Tenant’s election to purchase described in Section 12.1 C, and shall be at such time and place as is agreed by the parties.

          C. At the Closing, Lessor shall, by general warranty deed, grant and convey to Tenant, in fee simple, free and clear of all liens and encumbrances (except any restrictions, reservations, easements and rights of way of record, none of which shall materially impair the use of the Premises), good and marketable title (and such as will be insurable by any responsible title insurance company at regular rates) to the Premises.

          D. The conveyance shall be made together with all improvements and all easements and appurtenances appertaining.

          E. Realty transfer taxes shall be equally shared by the parties, and all costs in connection with obtaining title insurance, recording fees and similar charges shall be paid in accordance with local real estate practice.

          F. Tenant shall pay all Minimum Monthly Rent and Additional Rent up to the date of Closing.

ARTICLE 13
MISCELLANEOUS

     13.1 Waiver.

          No waiver by Lessor or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Lessor shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Lessor’s knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Lessor or Tenant unless waived in writing.

     13.2 Entire Agreement.

          There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Lessor and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Tenant unless in writing and signed by them.

     13.3 Force Majeure.

          If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease (excluding, however, the obligation of Tenant to pay Minimum Rent or Additional Rent hereunder), the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     13.4 Notices.

          All notices from Tenant to Lessor required or permitted by any provision of this Lease shall be directed to Lessor as follows:

          Richard B. Boyer

          Wendy A. Boyer
          132 Beverly Road
          Pittsburgh, PA 15216

          All notices from Lessor to Tenant required or permitted hereunder shall be directed as follows:

          Exchange Underwriters, Inc.

          121 West Pike Street
          Canonsburg, PA 15317
          Attn: President

     With a copy to:

          First Federal Savings Bank P.O. Box 369

          Donner at Sixth
          Monessen, PA 15062
          Attn: President

All notices to be given hereunder by either party shall be in writing and delivered in person or sent by registered or certified mail. return receipt requested, postage prepaid, or by an express delivery service, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time. notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date delivered, when personally delivered, or on the third business day after being sent by registered or certified mail, or on the first business day after being sent by express delivery service.

     13.5 Captions and Section Numbers.

          This Lease shall be construed without reference to titles of articles and sections, which are inserted only for convenience of reference.

     13.6 Applicable Law.

          This Lease shall be construed under the laws of the Commonwealth of Pennsylvania.

     13.7 Subordination.

          This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust which does now or may hereafter affect the Premises and (ii) to any and all increases, renewals, modifications, consolidations, replacements, and extensions of any such mortgage. This provision is hereby declared by Lessor and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however. upon demand at any time or times execute, acknowledge. and deliver to Lessor any and all instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination. In the event Tenant shall fail or neglect to execute, acknowledge, and deliver any such subordination agreement or certificate, Lessor may, in addition to any other remedies it may have, as the agent and attorney-in-fact of Tenant, execute, acknowledge, and deliver the same and Tenant hereby irrevocably nominates, constitutes and appoints Lessor as Tenant’s proper and legal agent and attorney in fact for such purposes. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, to attorn to the purchaser upon any such foreclosure sale or trustee’s sale if so requested by such purchaser and to recognize such purchaser as the Lessor under this Lease.

     13.8 Estoppel Certificate.

          Tenant will, at any time and from time to time, upon not less than twenty (20) days’ prior notice by Lessor, execute, acknowledge, and deliver to Lessor a statement in writing executed by Tenant certifying that this Lease is the entire agreement between the parties and is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the date to which the rent has been paid, that the Tenant has accepted the Premises, and either stating that to the knowledge of the signer of such certificate, no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Premises.

     13.9 Memorandum of Lease.

          Upon the request of either party, Lessor and Tenant shall execute a Memorandum of Lease with respect to this Lease, and record the same in the office of the real estate records where the Premises are located.

     IN WITNESS WHEREOF, Lessor and Tenant have signed and sealed this Lease Agreement as of the day and year first above written.

LESSOR:	TENANT: EXCHANGE UNDERWRITERS, INC.

/s/Richard B. Boyer	By:	/s/Richard B. Boyer

Richard B. Boyer
	Name:	Richard B. Boyer
/s/Wendy A. Boyer
	Title:	President
Wendy A. Boyer

EXHIBIT A

Property Description

All that certain property situated in the Borough of Canonsburg, County of Washington and Commonwealth of Pennsylvania, being designated as Tax Parcel No. 100-005-00-00-0010-00 in the Tax Assessment Office of Washington County.

Having erected thereon a commercial office building known as 121 W. Pike Street.